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                                                           Exhibit 99.B16(b)(16)


                  SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS



I.  STANDARDIZED COMPUTATION OF TOTAL RETURN


         ENHANCED U.S. LARGE COMPANY PORTFOLIO:

                                 n
         TOTAL RETURN:  P (1 + T)  = ERV

              Date of Initial Investment through October 31, 1996

              P    =    $1,000

              T    =    33.31%

              n    =    .331 years

              ERV  =    1100